As filed pursuant to Rule 424(b)(5)
Registration No. 333-231305

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 23, 2019)

ReWalk Robotics Ltd.

15,403,014 Ordinary Shares
610,504 Pre-funded Warrants to purchase One Ordinary Share
610,504 Ordinary Shares Underlying the Pre-funded Warrants

We are offering 15,403,014 ordinary shares, par value NIS 0.25 per ordinary share, to certain institutional investors at an offering price of $2.035 per share.  We are also offering a total of 610,504 pre-funded warrants to a purchaser whose purchase of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. The offering price of each pre-funded warrant is $2.034 per pre-funded warrant (equal to the price per ordinary share being sold in this offering, minus $0.001), and the exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.  We are also offering the ordinary shares that are issuable from time to time upon exercise of the pre-funded warrants.

In a concurrent private placement, we are also selling to such purchasers warrants to purchase up to an aggregate of 8,006,759 ordinary shares, or ordinary warrants, which represent 50% of the number of ordinary shares being purchased in this offering.  Each ordinary warrant will be exercisable for one ordinary share at an initial exercise price of $2.00 per share, will be exercisable immediately upon issuance and will have a term of five and one-half years from the date of issuance.  The ordinary warrants and the ordinary shares issuable upon the exercise of the ordinary warrants, or the ordinary warrant shares, are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “RWLK.” The last reported sales price of our ordinary shares on September 24, 2021 was $2.01 per ordinary share.  There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on any national securities exchange or other nationally recognized trading system.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent, or the placement agent, in connection with the ordinary shares offered by this prospectus supplement.  The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.  We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement.  See “Plan of Distribution” on page S-27 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.035	$2.034	$32,586,898.63
Placement agent’s fees(1)	$0.173	$0.173	$2,769,938.27
Proceeds, before expenses, to us	$1.862	$1.861	$29,816,960.36

(1)
Includes a cash fee and a management fee, equal to 7.5% and 1%, respectively, of the gross proceeds raised in this offering to be paid to the placement agent.  We have agreed to reimburse the placement agent for certain of its offering-related expenses.  In addition, we have agreed to issue the placement agent or its designees warrants to purchase 960,811 ordinary shares (equal to 6.0% of the aggregate number of ordinary shares sold in this offering) at an exercise price of $2.5438 per share, which represents 125% of the offering price per share.  We refer to these warrants in this prospectus supplement as the “Placement Agent Warrants.” Neither these Placement Agent Warrants nor the ordinary shares issuable upon exercise of the Placement Agent Warrants are being registered hereby.  See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or determined if this prospectus supplement or accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares is expected to be made on or about September 29, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.
September 27, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process.  The document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering.  The second part is the prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering.  Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.  We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement.  This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein.  As a result:

•
to the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein;

•
any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus that is inconsistent with information in a document incorporated by reference herein or therein that we filed on an earlier date will be deemed to modify and supersede the statement in the document filed on the earlier date; and

•	any information that we file with the SEC incorporated by reference into this prospectus supplement after the date hereof will automatically update and supersede the information herein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf.  We have not, and the placement agent has not, authorized anyone to provide you with different information.  This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.  The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law.  This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel.  Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom).  Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions.  You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of sale of any security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement or the accompanying prospectus to “the Company,” “we,” “us,” “ours” and “ReWalk” refer to ReWalk Robotics Ltd.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement.  You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes, before making an investment decision.  See the “Risk Factors” section of this prospectus supplement beginning on page S-5 for a discussion of the risks involved in investing in our securities.

Overview

We are an innovative medical device company that is designing, developing and commercializing robotic exoskeletons that allow individuals with mobility impairments or other medical conditions the ability to stand and walk once again.  We have developed and are continuing to commercialize our ReWalk Personal and ReWalk Rehabilitation devices for individuals with Spinal Cord Injury (“SCI Products”), which are exoskeletons designed for individuals with paraplegia that use our patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement.  We began marketing ReWalk Rehabilitation for use in hospitals, rehabilitation centers and stand-alone training centers in the United States and Europe in 2011, and we received FDA clearance to market ReWalk Personal in the United States in June 2014.  We have also developed and began commercializing our ReStore device in June 2019, following receipt of CE mark and FDA clearance in the second quarter of 2019.  ReStore is a powered, lightweight soft exo-suit intended for use in the rehabilitation of individuals with lower limb disability due to stroke.  Our principal markets are the United States and Europe.  In Europe, we have a direct sales operation in Germany and the United Kingdom and work with distribution partners in certain other major countries.  During the second quarter of 2020, we finalized two separate agreements to distribute additional product lines in the U.S. market. The Company will be the exclusive distributor of the MediTouch Tutor movement biofeedback systems in the United States and will also have distribution rights for the MYOLYN MyoCycle FES cycles to U.S. rehabilitation clinics and personal sales through the U.S. Department of Veterans Affairs (“VA”) hospitals. We believe these new products will improve our product offering to clinics as well as patients within the VA as they both have similar clinician and patient profiles.  We operate our business from our offices in Marlborough, Massachusetts, Berlin, Germany and Yokneam, Israel.

Corporate Information

We were incorporated in 2001 under the laws of the State of Israel.  Our principal executive offices are located at 3 Hatnufa St., Floor 6, Yokneam Ilit 2069203, Israel, and our telephone number is +972 (4) 959-0123.  Our website address is www.rewalk.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.  We have included our website address in this prospectus solely for informational purposes.  We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court.  The address of ReWalk Robotics Inc. is 200 Donald Lynch Blvd., Marlborough, MA 01752, and its telephone number is (508) 251-1154.

ReWalk® is our registered trademark in Israel and in the United States and Restore™ is our registered trademark in Europe and the United States.  Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

The Offering

Ordinary shares offered by us	15,403,014 ordinary shares, at an offering price of $2.035 per ordinary share.

Pre-funded warrants offered by us
We are also offering a total of 610,504 pre-funded warrants to a purchaser whose purchase of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. The offering price of each pre-funded warrant is $2.034 (equal to the offering price at which ordinary shares are being sold in this offering, minus $0.001) per pre-funded warrant, and the exercise price of each pre-funded warrant is $0.001 per share. Each pre-funded warrant is exercisable for one ordinary share.  The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.  This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering.

Concurrent private placement of warrants
In a concurrent private placement, we are selling to investors in this offering ordinary warrants to purchase up to an additional 8,006,759 ordinary shares, which represent 50% of the number of our ordinary shares purchased in this offering.  Each ordinary warrant will be exercisable for one ordinary share at an exercise price of $2.00 per share.  We will receive gross proceeds from the concurrent private placement transaction solely to the extent the ordinary warrants are exercised for cash.  The ordinary warrants will be exercisable immediately upon issuance and will have a term of five and one-half years from the date of issuance.  The ordinary warrants and the ordinary warrant shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.  There is no established public trading market for the ordinary warrants and we do not expect a market to develop.  In addition, we do not intend to list the ordinary warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.  See “Concurrent Private Placement of Ordinary Warrants.”

Ordinary shares to be outstanding after this offering
62,448,795  ordinary shares (assuming the sale of all securities covered by this prospectus supplement and the exercise of all pre-funded warrants issued in this offering, but assuming no exercise of any ordinary warrants issued in the concurrent private placement, and based on 46,435,277 shares outstanding as of September 26, 2021).

Use of proceeds
We intend to use the net proceeds from this offering for the following purposes:  (i) sales, marketing and reimbursement expenses related to market development activities of our ReStore device and ReWalk Personal 6.0 device, broadening third-party payor and Centers for Medicare and Medicaid Services (“CMS”) coverage for the ReWalk Personal device and commercializing our new product lines added through distribution agreements; (ii) research and development of our lightweight exo-suit technology for potential at-home personal health utilization for multiple indications and future generation designs for our spinal cord injury device; (iii) routine product updates; (iv) general corporate purposes, including working capital needs; and (v) potential acquisitions of businesses.  See “Use of Proceeds” in this prospectus supplement.

Dividend policy	We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying any cash dividends in the foreseeable future.

Risk factors
You should carefully consider the risk factors described in the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to purchase our ordinary shares.

Nasdaq Capital Market symbol
Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “RWLK.”  We do not intend to list the pre-funded warrants on any securities exchange or any nationally recognized trading system.

Assumptions Used Throughout This Prospectus Supplement

Unless otherwise stated in this prospectus supplement, the total number of ordinary shares outstanding as of the date of this prospectus supplement and after this offering is based on 46,435,277 shares outstanding as of September 26, 2021 and excludes:

•
1,683,441 ordinary shares reserved for issuance under our equity incentive plans, of which there were outstanding options to purchase 63,453 ordinary shares at a weighted average exercise price of $38.10 per share, (ii) 1,391,652 ordinary shares underlying unvested restricted stock units (“RSUs”), and (iii) 228,336 ordinary shares available for future grant;

•
97,496 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $118.75, which were issued on November 1, 2016 in a follow-on public offering and are exercisable until November 1, 2021, subject to the terms thereof;

•
6,679 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $7.50 per share, which were granted on December 31, 2015 and December 28, 2016 to Kreos Capital V (Expert Fund) Limited, and are currently exercisable (in whole or in part) until the earlier of (i) December 30, 2025 or (ii) an “M&A Transaction,” as defined in the warrant;

•
126,839 ordinary shares issued upon the exercise of warrants to purchase ordinary shares at an exercise price of $7.5 per share, which were issued on November 20, 2018 in a follow-on public offering and may be exercised until November 20, 2023, subject to the terms thereof;

•
106,680 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $9.375 per share, which were issued to the underwriters of a separate follow-on public offering on November 20, 2018 and may be exercised until November 15, 2023, subject to the terms thereof;

•
45,600 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $7.1875 per share, which were issued to the exclusive placement agents as compensation in connection with the public offering on February 25, 2019 and may be exercised until February 21, 2024, subject to the terms thereof;

•
408,457 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $5.14 per share, which were issued to certain institutional purchasers in a private placement on April 5, 2019 and may be exercised until October 7, 2024, subject to the terms thereof;

•
49,015 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $6.503125 per share, which were issued to the exclusive placement agents as compensation in connection with the private placement on April 5, 2019 and may be exercised until April 3, 2024, subject to the terms thereof;

•
1,464,665 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $7.50 per share, which were issued to certain institutional purchasers in a private placement on June 5 and 6, 2019 and may be exercised until June 5, 2024, subject to the terms thereof;

•
87,880 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $9.375 per share, which were issued to designees of the placement agent as compensation in connection with the private placement on June 5 and 6, 2019 and may be exercised until June 5, 2024, subject to the terms thereof;

•
416,667 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $6.00 per share, which were issued to certain institutional investors in a registered direct offering on June 12, 2019 and may be exercised until December 12, 2024, subject to the terms thereof;

•
50,000 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $7.50 per share, which were issued to designees of the placement agent as compensation in connection with the private placement on June 12, 2019 and may be exercised until June 10, 2024, subject to the terms thereof;

•
28,400 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.25 per share, which were issued to certain institutional investors in the follow-on “best efforts” public offering on February 10, 2020 and may be exercised until February 10, 2025, subject to the terms thereof;

•
105,840 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.5625 per share, which were issued to designees of the placement agent as compensation in connection with the follow-on “best efforts” public offering on February 10, 2020 and may be exercised until February 5, 2025, subject to the terms thereof;

•
448,698 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.76 per share, which were issued to certain institutional investors in the private placement on July 6, 2020, and may be exercised until January 6, 2026, subject to the terms thereof;

•
296,297 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $2.2781 per share, which were issued to designees of the placement agent as compensation in connection with the private placement on July 6, 2020 and may be exercised until July 2, 2025, subject to the terms thereof;

•
586,760 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.34 per share, which were issued to certain institutional investors in the private placement on December 8, 2020 and may be exercised until June 8, 2026, subject to the terms thereof;

•
108,806 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $1.79 per share, which were issued to designees of the placement agent as compensation in connection with the private placement on December 8, 2020 and may be exercised until June 8, 2026, subject to the terms thereof;

•
5,460,751 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $3.60 per share, which were issued to certain institutional investors in the private placement on February 26, 2021 and may be exercised until August 26, 2026, subject to the terms thereof; and

•
655,290 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $4.58 per share, which were issued to representative of the placement agent as compensation in connection with  the private placement on February 26, 2021 and may be exercised until August 26, 2026, subject to the terms thereof.

Except as otherwise noted, all information in this prospectus supplement reflects and assumes no exercise of outstanding options issued under our equity incentive plans or of warrants, including the ordinary warrants to be issued in the concurrent private placement and the Placement Agent Warrants to be issued in connection with this offering.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk.  Our business, financial condition and results of operations could be materially and adversely affected by any of these risks.  If any of these risks occur, the value of the ordinary shares we are offering in this prospectus supplement may decline and you may lose all or part of your investment.  Before investing in our ordinary shares, you should consider carefully the risk factors set forth in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the 2020 Form 10-K, “Part II. Item 1A. Risk Factors” in our quarterly report on Form 10-Q for the period ended June 30, 2021, or the Q2 2021 Form 10-Q, and other filings subsequently made by us with the United States Securities and Exchange Commission, or the SEC, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to This Offering

Purchasers of securities in this offering will experience immediate and substantial dilution in the book value of their investment.

The effective offering price per share in this offering is substantially higher than the net tangible book value per share of our ordinary shares before giving effect to this offering.  Accordingly, purchasers of our securities in this offering will incur immediate dilution of approximately $0.4991 per share, representing the difference between the offering price per share and our pro forma as-adjusted net tangible book value as of June 30, 2021.  Furthermore, if outstanding options or warrants are exercised, purchasers could experience further dilution.  For more information, including how these amounts were calculated, see “Dilution.”

Our management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering.  Currently, we intend to use the net proceeds from this offering for the following purposes:  (i) sales, marketing and reimbursement expenses related to market development activities of our ReStore device and ReWalk Personal 6.0 device, broadening third-party payor and CMS coverage for the ReWalk Personal device and commercializing our new product lines added through distribution agreements; (ii) research and development of our lightweight exo-suit technology for potential at-home personal health utilization for multiple indications and future generation designs for our spinal cord injury device; (iii) routine product updates; (iv) general corporate purposes, including working capital needs; and (v) potential acquisitions of businesses.  See “Use of Proceeds.” Purchasers will not have the opportunity, as part of their investment decision, to assess whether these proceeds are being used appropriately.  Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, which could cause the price of our securities to decline.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants purchased in this offering will have no rights as holders of ordinary shares until such holders exercise their pre-funded warrants and acquire our ordinary shares.

Until holders of pre-funded warrants acquire our ordinary shares upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to our ordinary shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition.  Forward-looking statements may include projections regarding our future performance and, in some cases, can be identified by words like “anticipate,” “assume,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms.

These forward-looking statements are based on our management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict, and many of which are outside of our control.  Important factors that could cause our actual results, levels of activity or performance to differ materially from those indicated in the forward-looking statements include, among others:

•	the adverse effect that the COVID-19 pandemic has had and may continue to have on our business and results of operations;

•	our ability to have sufficient funds to meet certain future capital requirements, which could impair our efforts to develop and commercialize existing and new products;

•	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that our ordinary shares will be delisted if we cannot do so;

•	our expectations regarding future growth, including our ability to increase sales in our existing geographic markets and expand to new markets;

•	our ability to identify merger or acquisition targets and our ability to successfully complete any such merger or acquisition plans;

•	our ability to maintain and grow our reputation and the market acceptance of our products;

•	our ability to achieve reimbursement from third-party payors or advance CMS coverage for our products;

•	our limited operating history and our ability to leverage our sales, marketing and training infrastructure;

•	our expectations as to our clinical research program and clinical results;

•	our ability to obtain certain components of our products from third-party suppliers and our continued access to our product manufacturers;

•	our ability to improve our products and develop new products;

•
our compliance with medical device reporting regulations to report adverse events involving our products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk’s ability to market and sell its products;

•	our ability to gain and maintain regulatory approvals;

•	our expectations as to the results of the FDA, potential regulatory developments with respect to our mandatory 522 postmarket surveillance study;

•	the risk of a cybersecurity attack or breach of our IT systems significantly disrupting our business operations;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	our ability to establish a pathway to commercialize our products in China;

•	the impact of substantial sales of our shares by certain shareholders on the market price of our ordinary shares;

•	our ability to use effectively the proceeds of our offerings of securities;

•	the risk of substantial dilution resulting from the periodic issuances of our ordinary shares;

•	the impact of the market price of our ordinary shares on the determination of whether we are a passive foreign investment company;

•	market and other conditions; and

•
other risks discussed in “Part I. Item 1A. Risk Factors” in our 2020 Form 10-K and “Part II. Item 1A. Risk Factors” in our Q2 2021 Form 10-Q and other documents subsequently filed with the SEC by us, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should not put undue reliance on any forward-looking statements.  Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein speaks only as of the date of the particular statement.  Factors or events that could cause our actual results to differ from such forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them.  Except as required by law, we undertake no obligation to update any forward-looking statements publicly for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $29.5 million, based on the sale of 15,403,014 ordinary shares at an offering price of $2.035 per share and 610,504 pre-funded warrants at an offering price of $2.034 per pre-funded warrant and assuming exercise of such pre-funded warrants, after deducting placement agent fees and estimated offering expenses payable by us as described in “Plan of Distribution.” This estimate excludes the proceeds, if any, from the exercise of the ordinary warrants offered in the concurrent private placement.

We intend to use the net proceeds from this offering for the following purposes:

(i)
sales, marketing and reimbursement expenses related to market development activities of our ReStore device and ReWalk Personal 6.0 device, broadening third-party payor and CMS coverage for the ReWalk Personal device and commercializing our new product lines added through distribution agreements;

(ii)
research and development of our lightweight exo-suit technology for potential at-home personal health utilization for multiple indications and future generation designs for our spinal cord injury device;

(iii)	routine product updates;

(iv)	general corporate purposes, including working capital needs; and

(v)	potential acquisitions of businesses.

We do not currently have any agreement or understanding with respect to an acquisition in which we plan to invest some or all of the proceeds of the offering. Additionally, we do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses.  We will have broad discretion in the way that we use the net proceeds of this offering.

DILUTION

If you invest in our securities, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share or pre-funded warrant, as applicable, and the as-adjusted net tangible book value per ordinary share after this offering.  Net tangible book value per ordinary share represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding.  As of June 30, 2021, our net tangible book value per share was $1.4302.

As-adjusted net tangible book value per share represents our net tangible book value per share after giving effect to the issuance and sale of all ordinary shares and pre-funded warrants offered hereby (and assuming the exercise of the pre-funded warrants), and after deducting placement agent fees and estimated offering expenses payable by us in connection with this offering.

We determine dilution by subtracting the net tangible book value per ordinary share as of June 30, 2021, on an as- adjusted basis for this offering, from the amount of cash that a new investor paid for an ordinary share.  The resulting amount represents an immediate increase in net tangible book value of $0.1057 per ordinary share to existing investors, and immediate dilution in net tangible book value of $0.4991 per ordinary share to new investors purchasing securities in this offering at the offering price.

The following table illustrates this dilution, and is based on, as of June 30, 2021, 46,201,052 ordinary shares issued and outstanding and 62,214,570 ordinary shares issued and outstanding on an as-adjusted basis as described above.

Offering price per ordinary share		$2.035
Historical net tangible book value per ordinary share as of June 30, 2021	$1.4302
Increase in net tangible book value per ordinary share attributable to this offering	$0.1057
As-adjusted net tangible book value per ordinary share after this offering		$1.5359
Dilution per ordinary share to new investors in this offering		$0.4991

The information above does not give effect to (i) ordinary shares issuable upon the exercise or vesting of various outstanding securities as of June 30, 2021 or (ii) ordinary shares issuable upon exercise of the ordinary warrants or Placement Agent Warrants being issued concurrently in separate transactions.

To the extent that such additional convertible securities are exercised, there will be further dilution to new investors.  In addition, we may seek to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.  To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

CAPITALIZATION

The following table summarizes our cash and cash equivalents, certain other items from our historical consolidated balance sheet, and capitalization as of June 30, 2021:

•	on an actual basis, based on 46,201,052 ordinary shares outstanding as of that date; and

•
on an as-adjusted basis to give effect to the sale and issuance by us of 15,403,014 ordinary shares offered hereby at an offering price of $2.035 and 610,504 pre-funded warrants offered hereby at an offering price of $2.034 per pre-funded warrant (equal to the price per ordinary share being sold in this offering, minus $0.001) and giving effect to the exercise of such pre-funded warrants, after deducting placement agent fees and estimated offering expenses payable by us.

	Actual	As adjusted
	(in thousands)
	(unaudited)
Cash and cash equivalents	$64,236	$93,715
Current maturities of operating leases	$640	$640
Shareholders’ equity
Ordinary shares NIS 0.25 par value - Authorized: 120,000,000; Issued and outstanding: 46,201,052 shares at June 30, 2021; 120,000,000 shares authorized and 62,214,570 shares issued and outstanding, as-adjusted	$3,394	$4,643
Additional paid-in capital	$250,332	$278,562
Accumulated deficit	$(187,648)	$(187,648)
Total shareholders’ equity	$66,078	$95,557
Total liabilities and shareholders’ equity	$71,705	$101,184

The information above does not give effect to (i) ordinary shares issuable upon the exercise or vesting of various outstanding securities as of June 30, 2021 or (ii) ordinary shares issuable upon exercise of the ordinary warrants or Placement Agent Warrants being issued concurrently in separate transactions.

DESCRIPTION OF ORDINARY SHARES

This description is a summary and is qualified in its entirety by reference to the fourth amended and restated articles of association, or the Articles of Association, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on May 21, 2021.

General

Our authorized share capital currently consists solely of 120,000,000 ordinary shares, par value NIS 0.25 per share. 46,435,277 ordinary shares were issued and outstanding as of September 26, 2021.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

For information about deduction of the withholding tax or other duties from dividend payments, see “Part I. Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” and “Part I. Item 1A. Risk Factors--Risks Relating to Our Incorporation and Location in Israel” in our 2020 Form 10-K.

Ordinary Shares

Quorum Requirements

The quorum required for our general meetings of shareholders consists of at least two holders of our ordinary shares present in person or by proxy and holding among them at least 33 1/3% of the total outstanding voting rights.

Vote Requirements

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Shareholders may vote at a general meeting either in person, by proxy or by written ballot.

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israel Companies Law, 5799-1999, or the Israel Companies Law, or by our Articles of Association. Under the Israel Companies Law, certain matters, such as (i) the adoption or amendment of our Compensation Policy as required by the Israel Companies Law and approval of the terms of employment of the Chief Executive Officer, (ii) the approval of an extraordinary transaction with a controlling shareholder and (iii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires special approval. For more information, see our Registration Statement on Form 8-A as filed with the SEC on September 2, 2014 under the heading “Item 1. Description of Registrant’s Securities to be Registered.” Under our Articles of Association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our Articles of Association also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our amended articles relating to our staggered board requires the vote of 65% of the total voting power of our shareholders. In addition, the voluntary winding up, or approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israel Companies Law, requires the approval of a majority of those represented at the meeting, in person, by proxy or by voting deed and voting on the resolution, who must be the holders of at least 75% of the voting rights.

Preferred Shares

We may, from time to time, by shareholders resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution (subject to the provisions of the Israel Companies Law). The rights of the holders of ordinary shares will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. As of September 26, 2021, we had no shares of preferred stock outstanding.

Transfer of Shares; Share Ownership Restrictions

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our Articles of Association, our board of directors must consist of not less than five but no more than thirteen directors, including two external directors as and if required by the Israel Companies Law. Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israel Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our directors, other than the external directors, are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israel Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint new directors and appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Israel Companies Law. Pursuant to regulations promulgated under the Israel Companies Law, as a company that does not have a controlling shareholder and that complies with U.S. securities laws and the corporate governance rules of the Nasdaq Stock Market (“Nasdaq”), we are permitted to “opt out” of the requirement to appoint external directors. In February 2018, we opted out of the requirement to have external directors.

Dividend and Liquidation Rights

Subject to the Israel Companies Law, we may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israel Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israel Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Israel Companies Law defines such profits as retained earnings or profits accrued in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the date of the financial statements is not more than six months before the distribution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except for the obligation of Israeli residents to file reports with the Bank of Israel regarding certain transactions. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles of Association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israel Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) five percent or more of our outstanding issued shares and one percent of our outstanding voting power or (b) five percent or more of our outstanding voting power.

Subject to the provisions of the Israel Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israel Companies Law requires that resolutions regarding the following matters be passed at a general meeting of our shareholders:

•	amendments to our Articles of Association;

•	appointment or termination of our auditors;

•	appointment of external directors;

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israel Companies Law and our Articles of Association require that notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israel Companies Law and under our Articles of Association, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Access to Corporate Records

Under the Israel Companies Law, shareholders generally have the right to review: minutes of our general meetings; our shareholders register and principal shareholders register; our Articles of Association; our annual financial statements; and any document that we are required by law to file publicly with the Israel Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction with a related party that requires shareholder approval under the related party transaction provisions of the Israel Companies Law. We may deny a request to review a document if we believe it has not been made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions Under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital (or of a class thereof) is required by the Israel Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If as a result of a full tender offer the purchaser would own more than 95% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the purchaser offered to purchase will be transferred to the acquirer by operation of law. The law provides for appraisal rights if any shareholder files a request in court within six months following the consummation of a full tender offer, provided that the purchaser is entitled to stipulate that tendering shareholders forfeit their appraisal rights. If as a result of a full tender offer the purchaser would own 95% or less of the issued and outstanding share capital of the company or of the applicable class, the purchaser may not acquire shares that will cause its shareholding to exceed 90% of the issued and outstanding share capital of the company or of the applicable class.

Special Tender Offer. The Israel Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israel Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger. The Israel Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israel Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Companies Registrar and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures Under Israeli Law

The Israel Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Upon the closing of our IPO, our Articles of Association were amended to provide that no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles of Association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israel Companies Law as described above in “—Voting Rights.”

Forum Selection

Our Articles of Association provide that that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act.

 Additionally, our Articles of Association include a provision which provides that the Tel-Aviv District Court is the exclusive forum for (a) a derivative action or derivative proceeding that is filed in our name; (b) any action grounded in a breach of fiduciary duty of a director, officeholder or other employee of ours towards us or towards our shareholders; or (c) any action the cause of which results from any provision of the Israel Companies Law or the Israel Securities Law, 5728-1968.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF THE PRE-FUNDED WARRANTS

The following description of our pre-funded warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the pre-funded warrant.

Duration and Exercise Price. Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.001. Each pre-funded warrant is exercisable for one ordinary share. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price.

Exercisability. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive ordinary shares underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon a holder’s exercise of its pre-funded warrants in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of the ordinary shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions. In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our ordinary shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their pre-funded warrants.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our securities offered hereby.  You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Considerations

The following is a discussion of the material Israeli tax consequences concerning the ownership and disposition of our securities.  This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law.  Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion.  Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.  The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Tax Treatment of Pre-Funded Warrants

Israeli tax law is not sufficiently clear regarding the treatment of pre-funded warrants and therefore pre-funded warrants may be treated as ordinary shares for Israeli income tax purposes. Purchasers should consult their tax advisors regarding the proper Israeli tax treatment of pre-funded warrants.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares and Pre-Funded Warrants

A non-Israeli resident who derives capital gains from the sale of shares or warrants in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the securities were not held through a permanent establishment that the non-resident maintains in Israel.  A partial exemption may be available for non-Israeli resident holders who acquired their securities prior to the issuer’s initial public offering.

However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents:  (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.  Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be a business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty.  For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax.  Such exemption will not apply if:  (i) the capital gain arising from the disposition can be attributed to a permanent establishment in Israel; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (iii) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.  In such case, the sale, exchange or disposition of our ordinary shares should be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits.  The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our holders may be liable for Israeli tax on the sale of their securities, the payment of the consideration may be subject to the withholding of Israeli tax at source.

If the above exemptions from capital gains tax are not available, individuals will be subject to a 25% tax rate on capital gains derived from the sale of securities, as long as the individual is not a “substantial shareholder” of the corporation issuing the shares (in which case the individual will be subject to a 30% tax rate), and corporations will be subject to a 23% corporate tax rate for 2021 and thereafter.  A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation.  “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or instruct someone who holds any of the aforesaid rights how to act, regardless of the source of such right (which source may include shares and rights to shares such as warrants).  The determination of whether the individual is a substantial shareholder will be made on the date on which the securities are sold.  In addition, the individual will be deemed to be a substantial shareholder if at any time during the 12 months preceding the date of sale he or she was a substantial shareholder.

As of January 1, 2021, holders that are individuals with taxable income exceeding NIS 647,640 in a tax year (linked to the Israeli consumer price index each year) will be subject to an additional tax, referred to as High Income Tax, at the rate of 3% on their taxable income for such tax year which is in excess of such threshold.  For this purpose, taxable income will also include taxable capital gains from the sale of our securities and taxable income from dividend distributions.

If the above exemptions from capital gains tax are not available, corporations will be subject to the corporate tax rate (23% for 2021 and thereafter) on capital gains derived from the sale of securities.

Exercise of Pre-Funded Warrants

Purchasers will generally not recognize gain or loss for Israeli tax purposes on the exercise of a pre-funded warrant and related receipt of an ordinary share, unless cash is received in lieu of the issuance of a fractional ordinary share. A purchaser’s initial tax basis in such ordinary share received on the exercise of a pre-funded warrant should be equal to the sum of (i) the purchaser’s tax basis in such warrant (that is, an amount equal to the portion of the purchase price of the warrant) plus (ii) the exercise price paid by the purchaser on the exercise of the warrant. Also, for tax purposes, the date of purchase of such ordinary share will be considered to be the date of purchase of the warrants (excluding the portion of tax basis in the ordinary share attributed to the exercise price of the warrant (as described above), for which the relevant date of purchase will be the date of exercise of the warrant).

The Israeli income tax treatment of a cashless exercise of pre-funded warrants into ordinary shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a pre-funded warrant described in the preceding paragraph.

Certain Adjustments to the Pre-Funded Warrants

The exercise terms of the pre-funded warrants may be adjusted in certain circumstances. An adjustment to the number of ordinary shares that will be issued on the exercise of the pre-funded warrants or an adjustment to the exercise price of such warrants may be treated as a taxable event under Israeli tax law even if such holder does not receive any cash or other property in connection with the adjustment. Purchasers should consult their tax advisors regarding the proper treatment of any adjustments to such warrants.

The exemptions from Israeli capital gains tax available to non-Israeli residents, as discussed above under “Sale, Exchange or Other Taxable Disposition of Ordinary Shares and Pre-Funded Warrants” would also apply to any income resulting from an adjustment to the exercise terms of the warrants.

Taxation of Non-Israeli Shareholders on Receipt of Dividends

Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents are generally subject to Israeli withholding tax at a rate of 25%, unless a lower rate is provided under an applicable tax treaty and a certificate from the Israeli Tax Authority allowing for a reduced withholding tax rate is obtained in advance.  Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%.  The United States Israel Tax Treaty provides for reduced tax rates on dividends if (a) the shareholder is a U.S. corporation holding at least 10% of our issued voting power during the part of the tax year that precedes the date of payment of the dividend and held such minimal percentage during the whole of its prior tax year, and (b) not more than 25% of the Israeli company’s gross income consists of interest or dividends, other than dividends or interest received from subsidiary corporations or corporations 50% or more of the outstanding voting shares of which is owned by the Israeli company.  The reduced treaty rate, if applicable, is 15% in the case of dividends paid from income derived from a Beneficiary or Preferred Enterprise (certain Israeli tax-benefit programs that may apply to us) or 12.5% otherwise.  We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

If the dividend is attributable partly to income derived from a Beneficiary or Preferred Enterprise and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income.  U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

Israel Innovation Authority

We have received grants from the Israel Innovation Authority, or the IIA, for research and development programs in the aggregate amount of approximately $1.97 million as of September 27, 2021.  We may in the future apply to receive additional grants from the IIA to support our research and development activities.  With respect to such grants we are committed to pay royalties at a rate of 3.0% on sales proceeds up to the total amount of grants received, linked to the dollar and bearing interest at an annual rate of LIBOR applicable to dollar deposits.  As of September 27, 2021 the amount of royalties that we paid to the IIA was $99,000 and the remaining aggregate amount to be returned to the IIA through royalties on future sales was about $1.6 million.  If we transfer our manufacturing outside of Israel the rate of royalties and the aggregate amount to be repaid can be increased significantly.  Even after payment in full of these amounts, we will still be required to comply with the requirements of the Israeli Encouragement of Industrial Research, Development and Technological Innovation Law, 5744-1984, or the R&D Law, and related regulations and IIA guidelines, with respect to those past grants.  When a company develops know-how, technology or products using IIA grants, the terms of these grants and the R&D Law restrict the transfer of such know-how to third parties or outside of Israel, and of the manufacturing or manufacturing rights of such products, technologies or know-how, without the prior approval of the IIA.  Therefore, if aspects of our technology are deemed to have been developed with IIA funding, the discretionary approval of an IIA committee would be required for any transfer to third parties of know-how or manufacturing or manufacturing rights related to those aspects of such technologies.  Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel or may not grant such approvals at all.

Furthermore, the consideration available to our shareholders in a future transaction involving the transfer outside of Israel of technology or know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

In addition to the above, we are required to notify the IIA of any change in our means of control (e.g. equity or the right to nominate board members) and if any non-Israeli entity becomes an interested party in us (e.g. (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint one or more of our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer) or if an existing foreign interested party purchases or is issued any means of control in us, we will be required to have such foreign interested party to sign an undertaking to comply with the rules and regulations applicable to the grant programs of the IIA and the R&D Law.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ordinary shares or pre-funded warrants (collectively, our “securities”) by a U.S. Holder (as defined below).  This description addresses only the U.S. federal income tax consequences to U.S. Holders that are initial purchasers of our ordinary shares or pre-funded warrants and that will hold such ordinary shares or pre-funded warrants as capital assets.  This description does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•	certain former citizens or long-term residents of the United States;

•	persons that received our securities as compensation for the performance of services;

•	persons that will hold our securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that will hold our securities through such an entity;

•	S corporations;

•	holders that acquire ordinary shares as a result of holding or owning our preferred shares;

•	holders whose “functional currency” is not the U.S. Dollar;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common stock being taken into account in an applicable financial statement; or

•	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of our securities.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof.  All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.  There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained.  Holders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of our securities in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for United States federal income tax purposes, is:

•	An individual holder that is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership.  Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares or pre-funded warrants in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares or pre-funded warrants.

Tax Treatment of Pre-Funded Warrants

Although the law is not completely settled in the area, pre-funded warrants will probably be treated as ordinary shares for U.S. federal income tax purposes, and the following discussion assumes such treatment. Additionally, the discussion below, to the extent it pertains to ordinary shares, is generally intended to also pertain to pre-funded warrants. Any person that elects to receive pre-funded warrants in lieu of our ordinary shares in this offering should consult their own tax advisor regarding the application of the U.S. federal income tax laws to their particular situation.

Distributions

As noted above, we do not anticipate paying any cash dividends in the foreseeable future.  Nevertheless, subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of any distribution made to you with respect to our ordinary shares before reduction for any Israeli taxes withheld therefrom, other than certain distributions, if any, of our ordinary shares distributed pro rata to all our shareholders, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles.  Subject to applicable limitations (and assuming that we are not a passive foreign investment company for our taxable year in which the dividend is paid or the preceding taxable year), dividends paid to certain non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares if certain requirements, including stock holding period requirements, are satisfied by the recipient and either we are eligible for the benefits of the United States-Israel Tax Treaty or our ordinary shares are readily tradable on an established market in the United States.  However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders.  To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a return of your adjusted tax basis in our ordinary shares to the extent thereof and thereafter as either long-term or short-term capital gain depending upon whether your holding period for our ordinary shares exceeds one year as of the time such distribution is received.  However, we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles.  Therefore, you should expect that the entire amount of any distribution generally will be reported as dividend income to you.

Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability.  Dividends paid to you with respect to our ordinary shares will generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation.  However, for periods in which we are a “United States-owned foreign corporation,” a portion of dividends paid by us may be treated as U.S. source solely for purposes of the foreign tax credit.  We will be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our stock is owned, directly, indirectly or by attribution, by United States persons.  To the extent any portion of our dividends is treated as U.S. source income pursuant to this rule, the ability of a U.S. Holder to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends may be limited.  In addition, a corporate U.S. Holder that owns 10% or more of our ordinary shares (actually or constructively) may not be able to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends.  You should consult your tax advisor about the impact of, and any exception available to, the special sourcing rule described in this paragraph, and the desirability of making, and the method of making, any applicable elections relating to this rule.

The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares and Pre-Funded Warrants

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” you generally will recognize gain or loss on the sale, exchange or other taxable disposition of our ordinary shares or pre-funded warrants equal to the difference between the amount realized on such sale, exchange or other taxable disposition and your adjusted tax basis in such securities (taking into account the rules discussed above).  Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares or pre-funded warrants is more than one year at the time of the taxable disposition.  Long-term capital gains recognized by certain non-corporate U.S. Holder may be eligible for preferential rates of taxation.  The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code.  Any recognized gain or loss of a U.S. Holder generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Exercise of Pre-Funded Warrants

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a pre-funded warrant and related receipt of an ordinary share, unless cash is received in lieu of the issuance of a fractional ordinary share. A U.S. Holder’s initial tax basis in the ordinary share received on the exercise of a pre-funded warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the pre-funded warrant (that is, an amount equal to the portion of the purchase price of a pre-funded warrant) plus (ii) the exercise price paid by the U.S. Holder on the exercise of the pre-funded warrant. Although it is not entirely clear, a U.S. Holder’s holding period for ordinary shares received on exercise of a pre-funded warrant will likely included the period during which the U.S. Holder held the pre-funded warrant.

The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into ordinary shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a pre-funded warrant described in the preceding paragraph.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants.

Certain Adjustments to the Pre-Funded Warrants

The exercise terms of the pre-funded warrants may be adjusted in certain circumstances. An adjustment to the number of ordinary shares that will be issued on the exercise of the pre-funded warrants or an adjustment to the exercise price of the pre-funded warrants may be treated as a taxable deemed distribution to a U.S. Holder of the warrants even if such holder does not receive any cash or other property in connection with the adjustment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in a taxable deemed distribution to a U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Any taxable deemed distribution will be generally taxed in the same manner as an actual distribution received by a U.S. Holder as discussed above under “Distributions.”

Information reporting and backup withholding may be required regarding the amount of any deemed distributions. See “Backup Withholding Tax and Information Reporting Requirements.” Because a deemed distribution would not result in the payment of any cash to a U.S. Holder from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder’s behalf (because the U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such amounts from the ordinary shares or current or subsequent payments of cash payable to such U.S. Holder.

For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. U.S. Holders are urged to consult their own tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the warrants and any resulting deemed distribution.

Passive Foreign Investment Company Considerations

If we were to be classified as a passive foreign investment company, or PFIC, under Section 1297 of the Code, in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

•	at least 75% of its gross income is “passive income”; or

•
at least 50% of the average quarterly value of its total gross assets (which may be measured in part by the market value of our ordinary shares, which is subject to change as discussed below) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares.  If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets from time to time.  The 50% passive asset test described above is generally based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our ordinary shares, which may be volatile.  If we are characterized as a “controlled foreign corporation,” or a “CFC” under Section 957(a) of the Code (determined by disregarding certain downward attribution rules) and not considered publicly traded throughout the relevant taxable year, however, the passive asset test may be applied based on the adjusted tax bases of our assets instead of the fair market value of each asset (as described above).

Recently adopted Treasury Regulations, or the New Regulations, modify certain of the rules described above. Such modifications include, for example, permitting asset value to be determined more frequently than on a quarterly basis and treating a non-U.S. corporation as publicly traded for a taxable year if the stock of such corporation is publicly traded, other than in de minimis quantities, for at least twenty trading days during such taxable year. The New Regulations generally apply to taxable years of shareholders beginning on or after January 14, 2021. A shareholder, however, may choose to apply such rules for any open taxable year beginning before January 14, 2021, provided that, with respect to a non-U.S. corporation being tested for PFIC status, the shareholder consistently applies certain of the provisions of the New Regulations and certain other Treasury Regulations for such year and all subsequent years. Investors who are U.S. Holders should consult their own tax advisors regarding the impact and applicability of the New Regulations.

If the Company is considered “publicly traded” for the current taxable year (i.e., the ordinary shares are publicly traded, other than in de minimis quantities, for at least twenty days during the current taxable year), the Company would apply the 50% passive asset test using the fair market value of its assets. This determination, however, is subject to uncertainty. The Company’s status may also depend, in part, on how quickly it utilizes the cash on hand, cash raised from this offering, and cash from future financings in its business and whether it earns primarily passive income (such as interest income) in the current or future taxable years.

Based on our gross income and assets, the market price of our ordinary shares and the nature of our business, we believe that we may have been a PFIC for the taxable year ended December 31, 2020.  This determination, however, is subject to uncertainty.  In addition, there is a significant risk that we may be a PFIC for the current or future taxable years, unless the market price of our ordinary shares increases, or we reduce the amount of cash and other passive assets we hold relative to the amount of non-passive assets we hold.  Accordingly, no assurances can be made regarding our PFIC status in the current or one or more subsequent years, and our U.S. counsel expresses no opinion with respect to our PFIC status in the taxable year ended December 31, 2020, and also expresses no opinion with respect to our predictions or past determinations regarding our PFIC status in the past or in the future.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of our PFIC subsidiaries, such subsidiaries referred to as “lower-tier PFICs,” and will be subject to U.S. federal income tax in the manner discussed below on (1) a distribution to us on the shares of a “lower-tier PFIC” and (2) a disposition by us of shares of a “lower-tier PFIC,” both as if the holder directly held the shares of such “lower-tier PFIC.”

If an entity is treated as a PFIC for any taxable year during which a U.S. Holder holds (or, as discussed in the previous paragraph, is deemed to hold) its ordinary shares, such holder will be subject to adverse U.S. federal income tax rules.  In general, if a U.S. Holder disposes of shares of a PFIC (including an indirect disposition or a constructive disposition of shares of a “lower-tier PFIC”), gain recognized or deemed recognized by such holder would be allocated ratably over such holder’s holding period for the shares.  The amounts allocated to the taxable year of disposition and to years before the entity became a PFIC, if any, would be treated as ordinary income.  The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to such allocated amounts.  Further, any distribution in respect of shares of a PFIC (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) in excess of 125% of the average of the annual distributions on such shares received or deemed to be received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the manner described above.  In addition, dividend distributions made to you will not qualify for the preferential rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares.  If such election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above.  After the deemed sale election, the U.S. Holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC, unless we subsequently again become a PFIC.

Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains.  However, we do not intend to comply with the necessary accounting and record keeping requirements that would allow a U.S. Holder to make a QEF election with respect to us.

If we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to our ordinary shares (but not the shares of any lower-tier PFICs), which may help to mitigate the adverse tax consequences resulting from our PFIC status (but not that of any lower-tier PFICs).  Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded).  The Nasdaq Capital Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. Holder; however, there can be no assurance that trading volumes will be sufficient to permit a mark-to-market election.  In addition, because a mark-to-market election with respect to us does not apply to any equity interests in “lower-tier PFICs” that we own, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interests in a PFIC for U.S. federal income tax purposes.

If a U.S. Holder makes the mark-to-market election, for each year in which we are a PFIC, the holder will generally include as ordinary income the excess, if any, of the fair market value of ordinary shares at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of our ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  If a U.S. Holder makes the election, the holder’s tax basis in our ordinary shares will be adjusted to reflect any such income or loss amounts.  Any gain recognized on a sale or other disposition of our ordinary shares will be treated as ordinary income.  Any losses recognized on a sale or other disposition of our ordinary shares will be treated as ordinary loss to the extent of any net mark-to-market gains for prior years.  U.S. Holders should consult their tax advisors regarding the availability and consequences of making a mark-to-market election in their particular circumstances.  In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to our ordinary shares if we have “lower-tier PFICs” for which such election is not available.  Once made, the mark-to-market election cannot be revoked without the consent of the IRS unless our ordinary shares cease to be “regularly traded.”

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. Holder’s federal income tax return for that year.  A failure to file such form may result in penalties and may suspend the running of the statute of limitations on the tax return.  If we were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are very complex.  Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of these rules on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares.  Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ordinary shares.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements may apply to certain payments to certain holders of stock.  Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a United States payor or United States middleman, to a holder of our ordinary shares, other than an exempt recipient (including a payee that is not a United States person that provides an appropriate certification and certain other persons).  A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a United States payor or United States middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return.  U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares and pre-funded warrants.  You should consult your tax advisor concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares and pre-funded warrants in your particular situation.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to each of the investors in this offering one-half ordinary warrant to purchase one-half of an ordinary share for each ordinary share purchased in this offering by each such investor.  Each whole ordinary warrant is exercisable into one ordinary share.  The aggregate number of ordinary warrant shares exercisable pursuant to the ordinary warrants is 8,006,759.  The ordinary warrants will be exercisable at an exercise price of $2.00 per share.  The exercise price and number of ordinary warrant shares issuable upon the exercise of the ordinary warrants will be subject to adjustment in the event of any share dividend and split, reverse share split, recapitalization, reorganization or similar transaction, as described in the ordinary warrants.

Each ordinary warrant shall be exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance.  A holder of ordinary warrants will have the right to exercise the ordinary warrants on a “cashless” basis if there is no effective registration statement registering the resale of the ordinary warrant shares.  Subject to limited exceptions, a holder of ordinary warrants will not have the right to exercise any portion of its ordinary warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of our ordinary shares outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%.  Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

In the event of a fundamental transaction, as described in the ordinary warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the ordinary warrants will be entitled to receive upon exercise of the ordinary warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the ordinary warrants immediately prior to such fundamental transaction.  Notwithstanding the foregoing, upon a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its ordinary warrants in, at our option, cash, ordinary shares or the same type or form of consideration (and in the same proportion), but valued at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of ordinary shares in connection with the fundamental transaction.

Except as otherwise provided in the ordinary warrants or by virtue of such holder’s ownership of our ordinary shares, the holders of the ordinary warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their ordinary warrants.

The ordinary warrants and the ordinary warrant shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the ordinary warrants and we do not expect a market to develop.  In addition, we do not intend to list the ordinary warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.  All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated as of September 24, 2021, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of securities pursuant to this prospectus supplement and accompanying prospectus.  The placement agent is not purchasing or selling any such securities offered by us under this prospectus, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us.  Therefore, we may not sell all of the securities being offered.

The placement agent will have no authority to bind us by virtue of the engagement agreement.  We have entered into a securities purchase agreement, dated September 27, 2021, directly with certain institutional investors, who have agreed to purchase our securities in this offering.  We will only sell to investors who have entered into this securities purchase agreement.

Delivery of the securities offered hereby is expected to be made on or about September 29, 2021, subject to satisfaction of certain customary closing conditions.

The following table shows, both on a per-share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.035	$2.034	$32,586,898.63
Placement agent’s fees	$0.173	$0.173	$2,769,938.27
Proceeds, before expenses, to us	$1.862	$1.861	$29,816,960.36

We have agreed to pay the placement agent a cash fee and a management fee equal to 7.5% and 1%, respectively, of the gross proceeds raised in this offering.  We estimate the total expenses payable by us for this offering, excluding the placement agent fees, to be approximately $338,450, which includes (i) a $35,000 non-accountable expense allowance payable to the placement agent, (ii) a $90,000 reimbursement of the placement agent’s legal fees and expenses, (iii) payment of $15,950 for the clearing expenses of the placement agent in connection with this offering, and (iv) other estimated expenses totaling approximately $287,500, which include legal, accounting, printing costs and various fees associated with the registration and listing of our securities sold in this offering.

In addition, we have agreed to issue to the placement agent as compensation warrants to purchase up to 960,811 ordinary shares (equal to 6.0% of the aggregate number of ordinary shares sold in this offering).  Neither the Placement Agent Warrants nor the ordinary shares issuable upon exercise of the Placement Agent Warrants are being registered hereby.

The Placement Agent Warrants will have substantially the same terms as the ordinary warrants issued to the investors in the concurrent private placement, except that the Placement Agent Warrants will be exercisable immediately and for five years from the effective date of this offering and have an exercise price of $2.5438 per share, which represents 125% of the offering price per share.

Right of First Refusal

We have also granted H.C. Wainwright & Co., LLC a right of first refusal for a period of twelve months following the closing of this offering to act as sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity offering by us or any of our successors or subsidiaries.  This right does not apply in connection with (i) the offer, grant, issuance or sale by us of equity or debt securities in financings with certain strategic investors or an equity line of credit with certain investors, (ii) the issuance of securities in strategic investments or partnerships with certain investors, (iii) the offer, issuance or sale by us of our ordinary shares in our at-the-market offering program with Piper Jaffray & Co., or the ATM Program, or any new program with the same agent with substantially similar terms or (iv) the issuance of ordinary shares under the investment agreement with Timwell Corporation Limited, dated as of March 6, 2018, as amended, or any new agreement with Timwell Corporation Limited or affiliates of Timwell Corporation Limited with substantially the same terms.

Tail Financing Payments

We have also agreed to pay H.C. Wainwright & Co., LLC a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by H.C. Wainwright & Co., LLC during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the placement agent.  This right does not apply in connection with the transactions excluded from the right of first refusal as described above under “—Right of First Refusal.”

Lock-up Restrictions

Pursuant to the securities purchase agreement with the purchasers of the ordinary shares, pre-funded warrants and ordinary warrants, we have agreed for a period of 90 days following the closing of this offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ordinary shares or any other securities convertible into, or exercisable or exchangeable for, ordinary shares or file any registration statement or amendment or supplement thereto, subject to limited exceptions.  This agreement does not apply to, in addition to certain customary exceptions, the issuance by of us equity or debt securities pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, where not for the purpose of raising capital, provided that, in each case, such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act), and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the 90-day lock-up period.

We have also agreed for a period of one year following the closing date of this offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, ordinary shares at a conversion price, exercise price or exchange price which floats with the trading price of our ordinary shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby we may issue securities at a future-determined price.  This agreement does not apply to the offer, issuance or sale by us of our ordinary shares in an at-the-market offering six months after the closing of this offering with H.C. Wainwright & Co., LLC as sales agent.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal.  Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors in the offering based on the trading of our ordinary shares prior to the offering, among other things.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically.  Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

The placement agent and its respective affiliates have from to time to time in the past engaged and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received or may receive customary fees and expenses.  For instance, the placement agent acted as lead book-running manager of our underwritten public offering of units consisting of ordinary shares and common warrants and pre-funded units consisting of common warrants and pre-funded warrants in November 2018, and as placement agent in each of our public offering of ordinary shares in February 2019, our registered direct offering of ordinary shares and concurrent private placement of warrants in April 2019, our private placement of warrants in June 2019, our registered direct offering of ordinary shares and concurrent private placement of warrants in June 2019, our public offering of units consisting of ordinary shares and common warrants and pre-funded units consisting of common warrants and pre-funded warrants in February 2020, our registered direct offering of ordinary shares and concurrent private placement of warrants in July 2020 and our private placement of ordinary shares and warrants in December 2020 and February 2021, for each of which it has received compensation.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “RWLK.”

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel.  Certain legal matters in connection with this offering relating to U.S. federal and New York State law will be passed upon for us by White & Case LLP, New York, New York.  Certain legal matters in connection with this offering with respect to U.S. law will be passed upon for the placement agent by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 included in our 2020 Form 10-K and incorporated by reference in this prospectus supplement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in its report thereon and appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.  The offices of Kost, Forer Gabbay & Kasierer are located at 144 Menachem Begin Road, Tel Aviv, 6492102.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel.  It may be difficult to obtain service of process within the United States upon us, upon our directors and executive officers, a majority of whom reside outside of the United States, and upon those Israeli experts named in this prospectus supplement and the accompanying prospectus who reside outside of the United States.  Furthermore, because a majority of our assets and a majority of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us, certain of our directors and executive officers or the Israeli experts named herein may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., Tel Aviv, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel.  Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim.  In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim.  If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process.  Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.  Subject to specified time limitations and legal procedures, Israeli courts may enforce a non-appealable foreign judgment in a civil matter, provided that, among other things:

•
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the foreign state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to the public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel.  Traditionally, in an action before an Israeli court to recover an amount in a non-Israeli currency, the Israeli court issues a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency.  Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus a per-annum statutory rate of interest set on a quarterly basis by Israeli regulations.  Judgment creditors must bear the risk of unfavorable exchange rates.  The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

As is permitted by the rules and regulations of the SEC, this prospectus supplement, which forms part of our effective registration statement on Form S-3 (File No. 333-231305), omits certain non-material information, exhibits and undertakings otherwise included in the registration statement.  For further information about us and the securities offered by this prospectus supplement, refer to our registration statement on Form S-3 (File No. 333-231305) and the exhibits and schedules filed with the registration statement.  With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a corporate website at www.rewalk.com.  Information that we furnish to or file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to, or exhibits included in, these reports, are available for download, free of charge, on our website as soon as reasonably practicable after such materials are filed or furnished with the SEC.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and periodic reports and other information with the SEC (File No. 001-36612).  These filings contain important information which does not appear in this prospectus supplement or the accompanying prospectus.  The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC.  We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents before the time that all of the securities offered by this prospectus have been sold or de-registered:

•
our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 18, 2021 (including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2021 that are specifically incorporated by reference therein);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 11, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 9, 2021;

•	our current reports on Form 8-K filed with the SEC on February 25, 2021 and May 21, 2021; and

•
the description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36612) filed with the SEC on September 2, 2014, as updated by Exhibit 4.2 to the Annual Report on Form 10-K filed with the SEC on February 20, 2020  (Description of the Company’s securities registered pursuant to Section 12 of the Exchange Act) and any other amendment or report filed for the purpose of updating that description.

In addition, we incorporate by reference into this prospectus supplement and the accompanying prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K).  Notwithstanding the foregoing, no information is incorporated by reference into this prospectus supplement or the accompanying prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus supplement or the accompanying prospectus.

Certain statements in and portions of this prospectus supplement and the accompanying prospectus update and replace information in the above-listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement and the accompanying prospectus may update and replace statements in and portions of this prospectus supplement and the accompanying prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to ReWalk Robotics Ltd., c/o ReWalk Robotics Inc., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn:  Investor Relations, or ir@rewalk.com, telephone number 508-251-1154.

PROSPECTUS

$75,000,000 of Ordinary Shares, Warrants
and/or Debt Securities Offered by the Company

97,496 Ordinary Shares Issuable by the Company Pursuant to
the Exercise of Outstanding Warrants

Up to 277,576 Ordinary Shares Offered by Selling Shareholders

ReWalk Robotics Ltd.

We may offer to the public from time to time, in one or more series or issuances, ordinary shares, warrants to purchase ordinary shares or debt securities, and/or debt securities consisting of debentures, notes or other evidences of indebtedness. We are also offering the 97,496 ordinary shares issuable upon the exercise of outstanding warrants that we previously issued in a public offering using a registration statement on Form S-3 on November 1, 2016. Those warrants have an exercise price of $118.75 and are exercisable until November 1, 2021. This prospectus does not cover the resale of the ordinary shares issuable upon the exercise of those warrants or of any securities we issue after the date hereof.

The selling shareholders may offer or sell up to 277,576 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

We refer to the ordinary shares, warrants and debt securities collectively as “securities” in this prospectus. Each time we or a selling shareholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities and selling shareholders may, from time to time, offer to sell the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “RWLK.”

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each incorporated by reference in this prospectus and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As of May 9, 2019, the aggregate market value of our ordinary shares held by non-affiliates, or our public float, was $25.4 million. This was based on (i) a total of 4,517,566 ordinary shares outstanding as of that date, of which 4,224,000 were held by non-affiliates as of May 9, 2019, and (ii) a price of $6.025 per share, the closing price of our ordinary shares on March 15, 2019 (using data on the holdings of affiliates and share price on various dates within the 60-day window before May 9, 2019, as permitted by General Instruction I.B.6 of Form S-3). Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding $8.5 million, or one-third of the aggregate market value of our ordinary shares in any 12-month period, so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $9.4 million of ordinary shares pursuant to General Instruction I.B.6 of Form S-3 (which sales amount exceeds our current one-third unaffiliated aggregate market value, because the one-third amount was previously higher than $9.4 million).

The date of this prospectus is May 23, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $75,000,000. We may also use this prospectus to issue the 97,496 ordinary shares issuable upon the exercise of outstanding warrants that we previously issued in a public offering using a registration statement on Form S-3 on November 1, 2016. Those warrants have an exercise price of $118.75 and are exercisable until November 1, 2021. This prospectus does not cover the resale of the shares issuable upon the exercise of those warrants or of any securities we issue after the date hereof. The selling shareholders may sell up to 277,576 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material U.S. federal income tax and Israeli tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward- Looking Statements.”

PROSPECTUS SUMMARY

OVERVIEW

We are an innovative medical device company that is designing, developing and commercializing robotic exoskeletons that allow individuals with mobility impairments or other medical conditions the ability to stand and walk once again. We have developed and are continuing to commercialize ReWalk, an exoskeleton designed for individuals with paraplegia that uses our patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement.

We are also developing and intend to commercialize a lightweight soft exo-suit, designed to support mobility and/or therapy for individuals suffering from other lower limb disabilities such as stroke, multiple sclerosis, cerebral palsy, Parkinson’s disease and elderly assistance. In June 2017, we unveiled our lightweight exo-suit ReStore system designed initially for rehabilitation of stroke patients. We believe that the ReStore system’s soft, lightweight material will facilitate a natural walking pattern for patients using the device. The ReStore system is also designed to provide advantages to stroke rehabilitation clinics and therapists as compared to other traditional therapies and devices by improving the quality and pace of care, supplying real-time analytics to optimize session productivity and generating ongoing data reports to assist with tracking patient progress. We expect the device may also provide other secondary benefits for rehabilitation clinics, including reducing staffing and/ or equipment requirements, staff fatigue and the risk for potential staff injuries. We applied for CE mark for the ReStore system at the beginning of the fourth quarter of 2018 and for United States Food and Drug Administration, or FDA, clearance in the first quarter of 2019. Following CE mark submission in the fourth quarter of 2018, we anticipate commercializing the ReStore device for use by stroke patients within rehabilitation clinics in Europe in mid-2019. In the United States, a potential launch of the product could occur in the later part of the second quarter of 2019 or in the third quarter of 2019, pending clearance from the FDA.

CORPORATE INFORMATION

We are incorporated under the laws of the State of Israel. Our principal executive offices are located at 3 Hatnufa St., Floor 6, Yokneam Ilit 2069203, Israel, and our telephone number is +972 (4) 959-0123. Our website address is www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court. The address of ReWalk Robotics Inc. is 200 Donald Lynch Blvd., Marlborough, MA 01752, and its telephone number is (508) 251-1154.

ReWalk® is our registered trademark in Israel and in the United States. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our ordinary shares and our other securities may decline. You should carefully consider the risk factors provided below and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, or our 2018 Form 10-K, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts, may include projections regarding our future performance and, in some cases, can be identified by terms such as “anticipates,” “assumes,” “believes,” “could,” “continues,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements that may be expressed or implied by the forward-looking statements. All of the forward-looking statements included in this prospectus are based on information available to us as of the date of this prospectus and speak only as of the date hereof. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities we offer pursuant to this prospectus for general corporate purposes.

We will not receive any proceeds from the sales of ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the offering by selling shareholders of up to 277,576 ordinary shares.

117,576 of the ordinary shares being sold by the selling shareholders were issued upon our initial public offering, or our IPO, following the conversion of preferred shares that were purchased by such shareholders prior to the consummation of our IPO in a number of transactions exempt from registration under the Securities Act. The transactions closed on March 20, 2006, November 4, 2009, March 9, 2010, June 27, 2011, January 31, 2012, May 10, 2012, August 20, 2012, September 30, 2013 and June 27, 2014. In addition, the selling shareholders acquired a portion of their ordinary shares pursuant to the conversion upon our IPO of preferred shares acquired on August 2, 2014 upon the exercise of warrants. The selling shareholders of these 117,576 ordinary shares are expected to consist of those shareholders who have the right to include their securities in a registration or offering effected by us under the terms of our Amended and Restated Shareholders’ Rights Agreement dated July 14, 2014.

160,000 of the ordinary shares being sold by the selling shareholders were issued pursuant to an investment agreement, dated March 6, 2019, in a transaction exempt from registration under the Securities Act. The 160,000 shares were issued on May 15, 2018. The selling shareholders of these 160,000 ordinary shares are expected to consist of those shareholders who have the right, following the lapse of restrictions on transfer, to include their securities in an offering effected by us under the terms of the Registration Rights Agreement dated May 15, 2018.

DESCRIPTION OF ORDINARY SHARES

The following description of our ordinary shares is a summary and is qualified in its entirety by reference to our Third Amended and Restated Articles of Association, or our Articles of Association. Our Articles of Association are filed as Exhibit 3.1 to this prospectus and are incorporated by reference herein.

Share Capital

Our authorized share capital consists solely of 60,000,000 ordinary shares, par value NIS 0.25 per share, of which 4,517,566 shares were issued and outstanding as of May 9, 2019.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and, except with respect to the ordinary shares issued in an investment agreement, dated March 6, 2018, with Timwell Corporation Limited, or Timwell, do not have any preemptive rights. Pursuant to the investment agreement, as long as Timwell holds at least 75% of the aggregate of the ordinary shares it purchased, whenever the Company proposes to offer or sell any new securities other than in a public offering and in certain other scenarios, the Company must first offer Timwell the right to purchase its then-applicable preemptive pro rata fraction of such new securities as calculated based on the terms provided in the investment agreement.

Voting Rights

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Shareholders may vote at a general meeting either in person, by proxy or by written ballot.

Quorum requirements

The quorum required for our general meetings of shareholders consists of at least two holders of our ordinary shares present in person or by proxy and holding among them at least 33 1/3% of the total outstanding voting rights.

Vote Requirements

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our Articles of Association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires special approval. For more information, see our Registration Statement on Form 8-A as filed with the SEC on September 2, 2014 under the heading “Item 1. Description of Registrant’s Securities to be Registered.” Under our Articles of Association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our Articles of Association also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our amended articles relating to our staggered board requires the vote of 65% of the total voting power of our shareholders. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Transfer of Shares; Share Ownership Restrictions

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our Articles of Association, our board of directors must consist of not less than five but no more than thirteen directors, including two external directors as required by the Israeli Companies Law. Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our directors, other than the external directors, are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint new directors and appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Israeli Companies Law. Pursuant to regulations promulgated under the Israel Companies Law, as a company that does not have a controlling shareholder and that complies with the United States securities laws and the corporate governance rules of the NASDAQ Stock Market, we are permitted to “opt out” of the requirement to appoint external directors. In February 2018, we opted out of the requirement to have external directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Israeli Companies Law defines such profit as retained earnings or profits accrued in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the date of the financial statements is not more than six months before the distribution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except for the obligation of Israeli residents to file reports with the Bank of Israel regarding certain transactions. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles of Association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) five percent or more of our outstanding issued shares and one percent of our outstanding voting power or (b) five percent or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be passed at a general meeting of our shareholders:

●	amendments to our Articles of Association;
●	appointment or termination of our auditors;
●	appointment of external directors;
●	approval of certain related party transactions;
●	increases or reductions of our authorized share capital;
●	a merger; and
●
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law and our Articles of Association require that notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and under our Articles of Association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Access to Corporate Records

Under the Israeli Companies Law, shareholders generally have the right to review: minutes of our general meetings; our shareholders register and principal shareholders register; our Articles of Association; our annual financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction with a related party that requires shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny a request to review a document if we believe it has not been made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions Under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital (or of a class thereof) is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If as a result of a full tender offer the purchaser would own more than 95% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The law provides for appraisal rights if any shareholder files a request in court within six months following the consummation of a full tender offer, but the purchaser is entitled to stipulate that tendering shareholders forfeit their appraisal rights. If as a result of a full tender offer the purchaser would own 95% or less of the issued and outstanding share capital of the company or of the applicable class, the purchaser may not acquire shares that will cause its shareholding to exceed 90% of the issued and outstanding share capital of the company or of the applicable class.

Special Tender Offer. The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger. The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Companies Registrar and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures Under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Upon the closing of our initial public offering, our Articles of Association were amended to provide that no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles of Association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “— Voting Rights.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent we use a warrant agent for a series of warrants, the series will be issued under a separate warrant agent agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and, as applicable, a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued and exercised;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities purchasable upon exercise of such warrants;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	any material Israeli and United States federal income tax consequences;
●	the antidilution provisions of the warrants, if any;
●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agent Agreement

To the extent that we use a warrant agent for a series of warrants, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between ReWalk Robotics Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;
●	the aggregate principal amount;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any events of default;
●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of ReWalk Robotics Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;
●	to or through one or more underwriters on a firm commitment or agency basis;
●	through put or call option transactions relating to the securities;
●	through broker-dealers (acting as agent or principal);
●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
●	through any other method permitted pursuant to applicable law; or
●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made (whether by us or the selling shareholders), a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any options under which underwriters may purchase additional shares. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement on Form S-3 of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
●
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities, warrants or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then-prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

As used herein, the selling shareholders may include donees, pledgees, transferees or other successors-in-interest selling shares of our ordinary shares or interests in shares of ordinary shares received, after the date of a prospectus supplement naming a selling shareholder, from a selling shareholder as a gift, pledge, partnership distribution or other transfer.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters with respect to New York law and with respect to the validity of the offered securities under New York law will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 included in our 2018 Form 10-K and incorporated by reference into this prospectus, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in its report thereon and appearing therein (which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 1i to the consolidated financial statements), and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. The offices of Kost, Forer Gabbay& Kasierer are located at 144 Menachem Begin Road, Tel Aviv, 6492102.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form S-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file or have filed with the SEC. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●
our annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 8, 2019 (including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 19, 2019, to the extent specifically incorporated by reference therein);

●	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 8, 2019;
●
our current reports on Form 8-K filed with the SEC on February 11, 2019, February 25, 2019 (excluding Exhibits 5.1 and 23.1 under Item 9.01), April 1, 2019, April 5, 2019 (excluding Item 2.02 and Exhibits 5.1 and 23.1 under Item 9.01), and April 23, 2019 (excluding Item 2.02) and amendment no. 1 to our current report on Form 8-K filed on April 24, 2019 (excluding Item 2.02); and

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the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-33612) filed with the SEC on September 2, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to ReWalk Robotics Ltd., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@rewalk.com, telephone number (508) 251-1154.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. It may be difficult to obtain service of process within the United States upon us, upon our directors and executive officers, a majority of whom reside outside of the United States, and upon those Israeli experts named in this prospectus who reside outside of the United States. Furthermore, because a majority of our assets and a majority of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us, certain of our directors and executive officers or the Israeli experts named herein may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., Tel Aviv, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court arising out of offerings or sales pursuant to this prospectus or any purchase or sale of securities in connection with this prospectus. Subject to specified time limitations and legal procedures, Israeli courts may enforce a non-appealable foreign judgment in a civil matter, provided that, among other things:

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the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the foreign state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
●	the judgment is not contrary to the public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
●	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the foreign court; and
●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Traditionally, in an action before an Israeli court to recover an amount in a non-Israeli currency, the Israeli court issues a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus a per-annum statutory rate of interest set on a quarterly basis by Israeli regulations. Judgment creditors must bear the risk of unfavorable exchange rates. The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.

ReWalk Robotics Ltd.

15,403,014 Ordinary Shares
610,504 Pre-funded Warrants to purchase One Ordinary Share
610,504 Ordinary Shares Underlying the Pre-funded Warrants

PROSPECTUS SUPPLEMENT
H.C. Wainwright & Co.
September 27, 2021